UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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DANKA BUSINESS SYSTEMS PLC

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DANKA BUSINESS SYSTEMS PLC

Masters House, 107 Hammersmith Road

London W14 0QH England

(Registered in England No. 1101386)

October 2, 2008

To holders of ordinary shares, convertible participating shares and American Depositary Shares (“ADSs”) of Danka Business Systems PLC and, for informational purposes only, to holders of options to acquire ordinary shares and American Depositary Shares.

Dear Fellow Shareholder:

You are cordially invited to attend or provide a voting instructional form with respect to our 2008 Annual General Meeting. The meeting will be held on October 31, 2008 at 2 p.m. (London time) at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS.

At the Annual General Meeting, you will be asked to consider and vote on, in person, by proxy or pursuant to a voting instructional form, resolutions relating to the re-election of directors, the re-appointment of the Company’s auditors and approval of the Directors’ Remuneration Report for the year ended March 31, 2008.

Our board of directors has unanimously determined that the resolutions to be proposed at the Annual General Meeting are in the best interests of Danka and its shareholders as a whole, and recommends that you vote “FOR” the resolutions.

Following the Annual General Meeting, it is the intent of Danka’s board of directors to convene an extraordinary general meeting of the Company as soon as possible to reconsider and, if thought fit, approve a resolution for the Company to enter into a members’ voluntary liquidation on substantially similar terms as those proposed at the Company’s extraordinary general meeting in June 2008, which would enable the Company to distribute the net proceeds from the June 2008 sale of the Company’s wholly-owned U.S. subsidiary, Danka Office Imaging Company, to Danka shareholders in the most cost effective and timely manner.

The enclosed proxy statement provides detailed information about the resolutions to be proposed at the Annual General Meeting. These proxy materials are very comprehensive because we must comply with securities law requirements in both the UK and the United States. We encourage you to read this proxy statement carefully.

It is important that holders of our ordinary shares (including holders of ADSs) and convertible participating shares be represented at the meeting. Ordinary shares represented by ADSs will be voted by The Bank of New York Mellon as depositary for our ADSs pursuant to instructions received from holders of ADSs. If you hold ADSs, we ask that you promptly sign, date and return the enclosed voting instructional form in the enclosed envelope provided by the depositary, or otherwise follow the voting instructions provided by the depositary. The voting instructional form must be returned to the depositary not later than 5:00 p.m. (New York time) on October 24, 2008. If you hold ADSs, you cannot vote them at the meeting, nor may you grant a proxy to vote your shares other than by completing and returning the enclosed voting instructional form.

We ask that ordinary shareholders promptly sign, date and return the enclosed white proxy card to arrive at our registrar, Computershare Services PLC, not later than 2 p.m. (London time) on October 29, 2008 even if you plan to attend the meeting. We ask that convertible participating shareholders promptly sign, date and return the enclosed pink proxy card to arrive at our registered office at the address set out above, not later than 2 p.m. (London time) on October 29, 2008 even if you plan to attend the meeting. Returning your proxy card will not prevent you from voting your shares in person at the meeting if you are present and choose to do so.

On behalf of the board of directors, I urge you to sign, date and return the applicable, enclosed voting instructional form or proxy card as soon as possible.

Sincerely,

A.D. Frazier
Chairman

This proxy statement and related materials are being distributed on or about October 2, 2008.

DANKA BUSINESS SYSTEMS PLC

(Registered in England No. 1101386)

NOTICE OF ANNUAL GENERAL MEETING

October 31, 2008

Notice is hereby given that the 2008 Annual General Meeting (the “Meeting”) of Danka Business Systems PLC (the “Company”) will be held at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS, on October 31, 2008 at 2 p.m. (London time) for the purpose of considering and, if thought fit, passing the following resolutions (the “Resolutions”):

Agenda

1.	Ordinary Resolution

“THAT Kevin C. Daly, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.”

2.	Ordinary Resolution

“THAT David J. Downes, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.”

3.	Ordinary Resolution

“THAT W. Andrew McKenna, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.”

4.	Ordinary Resolution

“THAT J. Ernest Riddle, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.”

5.	Ordinary Resolution

“THAT Ernst and Young LLP, Registered Auditors, be and are hereby re-appointed to serve as the Company’s Auditors, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.”

6.	Ordinary Resolution

“THAT the Directors’ Remuneration Report for the year ended 31st March, 2008 be approved.”

A quorum of shareholders is necessary to hold the Annual General Meeting. A quorum is present at the Annual General Meeting if at least three holders of record of ordinary shares and/or convertible participating shares are present in person or by proxy at the Annual General Meeting.

Holders of our ordinary shares (including ADSs) and holders of our convertible participating shares will vote on the Resolutions together as a single class at the Annual General Meeting.

In view of the large numbers of U.S. shareholders who own shares in the form of ADSs through the depository, The Bank of New York Mellon, voting on all resolutions proposed to the meeting is by proxy. These holders own approximately 89% of the Company’s ordinary shares. All holders of ordinary shares and convertible participating shares of Danka and their duly appointed representatives are cordially invited to attend the Annual General Meeting in person. However, pursuant to Regulation 41 of the Uncertified Securities Regulations 2001, Danka has specified that, to be entitled to attend and vote at the Annual General Meeting (and for the purpose of determining the number of votes they may cast), shareholders must be entered on the Company’s Register of Members at 2 p.m. (London time) on October 29, 2008 (or, in the event that the meeting is adjourned or postponed, 48 hours before the time of any adjourned or postponed meeting). Changes to entries on the relevant register of securities after 2 p.m. (London time) on October 29, 2008 will be disregarded in determining the rights of any person to attend or vote at the meeting.

Holders of ADSs of Danka at the close of business on September 22, 2008, the record date for determining the holders of ADSs, are entitled to notice of the Annual General Meeting and any adjournment or postponement of it and to provide voting instructions to the depositary. A voting instructional form for use by holders of ADSs is enclosed, which to be effective, must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or a notarially certified copy thereof), to The Bank of New York Mellon, ADS Division, 101 Barclay Street, New York, New York 10286 so as to arrive not later than 5:00 p.m. (New York time) on October 24, 2008.

A white form of proxy for use by ordinary shareholders is enclosed, which to be effective, must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or a notarially certified copy thereof), to the Company’s registrar, Computershare Services PLC, PO Box 1075, Bristol BS99 3FA, so as to arrive not later than 48 hours before the time the meeting is to be held.

A pink form of proxy for use by convertible participating shareholders is enclosed, which to be effective, must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or a notarially certified copy thereof), to the Company’s registered office, Masters House, 107 Hammersmith Road, London W14 0QH so as to arrive not later than 48 hours before the time the meeting is to be held.

The purpose of this notice is to provide you with details of the Resolutions and to explain why our board believes it to be in the best interests of Danka and its shareholders as a whole and to ask Danka shareholders to vote in favor of the Resolutions. Whether or not holders of our ordinary shares or convertible participating shares plan to attend the Annual General Meeting in person, we request that they promptly complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the Annual General Meeting if you are unable to attend. If you are the holder of ordinary shares or convertible participating shares, and wish to attend the Annual General Meeting and vote in person, you may withdraw your proxy and vote in person at the meeting. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the Resolutions.

If you hold ADSs, we request that you promptly complete, sign, date and return the enclosed voting instructional form in the enclosed envelope provided by the depositary, or otherwise follow the voting instructions provided by the depositary. Note that our depositary agreement with the depositary gives us the right to instruct the depositary to give a discretionary proxy to a person designated by the Company to vote all ordinary shares represented by ADSs that have failed to timely file their voting instructional form with the depositary.

If you fail to return your voting instructional form or proxy card, as applicable, your shares will not be counted for purposes of determining whether a quorum is present at the Annual General Meeting.

Copies of the contracts of service of the board of directors of the Company and a register of board of directors’ interests kept by the Company are available for inspection at the registered office of the Company during normal working hours and will be available for inspection at the place of the meeting during the meeting and for at least fifteen (15) minutes prior to the meeting.

The U.K. annual report, prepared in accordance with International Financial Reporting Standards (“IFRS”), is not sent to United States shareholders. Instead, as required by U.S. securities laws, they receive an Annual Report filed on Form 10-K incorporating the annual report and accounts prepared under U.S. Generally Accepted Accounting Principles (“GAAP”). The U.K. annual report is only made available to them on request.

Because of this high level of U.S. ownership, no resolution is proposed for the approval of the U.K. annual report. The Company believes that it would not be appropriate to send a copy to and seek approval of the U.K. annual report from each holder of ADSs due to the U.S. holders’ unfamiliarity with U.K. accounts, the fact that it is not normal practice for shareholders of U.S. companies to approve annual reports, the potential confusion which would arise from U.S. shareholders receiving two annual reports and the considerable additional cost involved. Further, given the ownership of the Company’s shares, it would be inappropriate to seek approval of the U.K. annual report where individual U.S. holders of ADSs had not received a copy.

However, as required by United Kingdom companies legislation, our 2008 Annual Report and Accounts prepared in accordance with IFRS will be presented at the meeting and shareholders present at the meeting may ask any questions relating thereto. Additionally, our United Kingdom shareholders have received a copy of the 2008 Annual Report and Accounts in either the full or abbreviated formats, as they have so elected. United States shareholders have received our financial statements and information prepared in accordance with accounting principles that are generally accepted in the United States in their copy of our Annual Report for 2008 on Form 10-K. United States holders of ADSs who would like a copy of the 2008 Annual Report and Accounts prepared in accordance with IFRS should contact our registered office to request a copy.

Our board of directors unanimously recommends that you vote “FOR” the Resolutions.

By order of the Board of Directors

Jean M. Johnson
Company Secretary

Registered office:

Masters House

107 Hammersmith Road

London W14 0QH

Dated: October 2, 2008

Notes:

1.	A member entitled to attend and vote at the Annual General Meeting is entitled to appoint one or more proxies to exercise all or any of his or her rights to attend, speak and vote at the Annual General Meeting instead of him/her by completing and returning the Form of Proxy. A proxy need not be a member of the Company.

2.	A Form of Proxy to be used by holders of Danka Ordinary Shares is enclosed which, to be effective, must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or a notarially certified copy thereof), to Computershare Services PLC, PO Box 1075, Bristol BS99 3FA, so as to arrive no later than 2:00 p.m. on October 29, 2008.

3.	Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, the Company gives notice that only those shareholders registered in the Register of Members of the Company as at 2:00 pm on October 29, 2008 or, in the event that the Annual General Meeting is adjourned, only those shareholders registered in the Register of Members 48 hours before the time of any adjourned meeting, shall be entitled to attend or vote at the Annual General Meeting in respect of the number of shares registered in their name at the relevant time. Changes to entries on the Register of Members after 2:00 p.m. on October 29, 2008 or, in the event that the Annual General Meeting is adjourned, less than 48 hours before the time of any adjourned meeting, shall be disregarded in determining the rights of any person to attend or vote at the Annual General Meeting.

4.	In the case of joint holders the signature of any of them will suffice, but the names of all joint holders should be shown, and the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the other joint holder(s) and for this purpose seniority shall be determined by the order in which the names appear in the Register of Members in respect of their joint holding.

5.	Any alteration made to the Form of Proxy should be initialled by the person(s) signing it.

6.	Appointment of a proxy will not prevent a member from attending and voting at the Annual General Meeting should he/she decide to do so, in which case any votes of the proxy will be superseded.

7.	A person to whom this notice is sent who is a person nominated under Section 146 of the Companies Act 2006 to enjoy information rights (a ‘Nominated Person’) may, under an agreement between him/her and the shareholder by whom he/she was nominated, have a right to be appointed (or to have another person appointed) as a proxy for the Annual General Meeting. If a Nominated Person has no such proxy appointment right (or does not wish to exercise one they do have), he/she may, under such agreement, have a right to give instructions to the shareholder as to the exercise of voting rights.

8.	The statement of the rights of members in relation to the appointment of proxies in Notes 1, 2 and 6 above does not apply to Nominated Persons. The rights described in Notes 1, 2 and 6 can only exercised by registered members of Danka.

9.	In order to facilitate voting by corporate representatives at the meeting, arrangements will be put in place at the meeting so that:

a) if a corporate shareholder has appointed the Chairman of the meeting as its corporate representative to vote on a poll in accordance with the directions of all other corporate representatives for that shareholder at the meeting, then on a poll those corporate representatives will give voting directions to the Chairman and the Chairman will vote (or withhold a vote) as corporate representative in accordance with those directions; and

b) if more than one corporate representative for the same corporate shareholder attends the meeting but the corporate shareholder has not appointed the Chairman of the meeting as its corporate representative, a designated corporate representative will be nominated, from those corporate representatives who attend, who will vote on a poll and the other corporate representatives will give voting directions to that designated corporate representative. Corporate shareholders are referred to the guidance issued by the Institute of Chartered Secretaries and Administrators on proxies and corporate representatives (www.icsa.org.uk) for further details of this procedure, which includes a sample form of appointment letter if the Chairman is being appointed as described in a) above.

THIS PROXY STATEMENT IS FOR HOLDERS OF ORDINARY SHARES, CONVERTIBLE PARTICIPATING SHARES, HOLDERS OF AMERICAN DEPOSITARY SHARES REPRESENTED BY AMERICAN DEPOSITARY RECEIPTS, AND, FOR INFORMATIONAL PURPOSES ONLY, HOLDERS OF OPTIONS TO ACQUIRE ORDINARY SHARES OR AMERICAN DEPOSITARY SHARES OF DANKA BUSINESS SYSTEMS PLC. THIS PROXY STATEMENT CONTAINS INFORMATION REQUIRED UNDER REGULATION 14A UNDER THE SECURITIES EXCHANGE ACT OF 1934 OF THE UNITED STATES.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU HAVE ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR/ATTORNEY, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORIZED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM OR FROM ANOTHER APPROPRIATELY AUTHORIZED INDEPENDENT PROFESSIONAL ADVISOR IF YOU ARE NOT IN THE UNITED KINGDOM.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED YOUR ORDINARY SHARES, CONVERTIBLE PARTICIPATING SHARES OR AMERICAN DEPOSITARY SHARES, PLEASE SEND THIS DOCUMENT TOGETHER WITH THE ACCOMPANYING FORM OF PROXY TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL GENERAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the proxy materials and the Annual General Meeting of the Company, convened by the above notice. These questions and answers may not address all questions that may be important to you as a Danka shareholder. We urge you to read the proxy statement carefully in its entirety.

References to “pounds,” “pence” or “£” are to United Kingdom currency, and references to “U.S. dollars”, “dollars” or “$” are to United States currency. Amounts that have been paid in currency of the United States are generally denominated herein in United States currency, and amounts that have been paid in currency of the United Kingdom are generally denominated herein in United Kingdom currency. Merely for convenience of the reader, the pound equivalent of the dollar at the noon buying rate on September 22, 2008 was £1.00 = $1.8484. The noon buying rate is the exchange rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Danka Business Systems PLC. In addition, we refer to Danka Business Systems PLC as “Danka” or the “Company”.

Q:	Why am I receiving this proxy statement?

A:	The Company is furnishing this proxy statement in connection with the solicitation of specific voting instructions from holders of Danka’s ADSs and proxies from holders of Danka’s ordinary shares and convertible participating shares to be voted at an Annual General Meeting of Danka Business Systems PLC to be held on October 31, 2008 or at any adjournments or postponements of the Annual General Meeting.

Q:	What am I being asked to vote on?

A:	At the Annual General Meeting, our ordinary shareholders (including holders of ADSs) and holders of our convertible participating shares will be asked to consider and vote on resolutions (the “Resolutions”) to approve:

1.	the re-election of Kevin C. Daly, whose term as a Director expires at the 2008 Annual General Meeting, to serve as a Director of the Company;

2.	the re-election of David J. Downes, whose term as a Director expires at the 2008 Annual General Meeting, to serve as a Director of the Company;

3.	the re-election of W. Andrew McKenna, whose term as a Director expires at the 2008 Annual General Meeting, to serve as a Director of the Company;

4.	the re-election of J. Ernest Riddle, whose term as a Director expires at the 2008 Annual General Meeting, to serve as a Director of the Company;

5.	the re-appointment of Ernst and Young LLP, Registered Auditors, to serve as the Company’s Auditors, and the authorization of the Board of Directors of the Company, or a duly appointed Committee thereof, to fix the Auditors’ remuneration; and

6.	the approval of the Directors’ Remuneration Report for the year ended 31st March, 2008.

Q:	How does Danka’s board of directors recommend that I vote?

A:	Our board of directors has unanimously determined that all of the Resolutions are in the best interests of Danka and its shareholders as a whole, and recommends that you vote “FOR” the Resolutions.

The UK Companies Act 2006 specifies a number of general duties which are owed by a director of an English company. These duties include the duty for a director to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole, and in doing so have regard (amongst other matters) to the likely consequences of any decision in the long term; the interests of the company’s employees; the need to foster the company’s business relationships with suppliers, customers and others; the impact of the company’s operations on the community and the environment; the desirability of the company maintaining a reputation for high standards of business conduct; and the need to act fairly as between members of the company.

In addition to the duty to promote the success of the company, other duties to which a director is subject include the duty to act in accordance with the company’s constitution and to only exercise powers for the purpose for which they are conferred; the duty to exercise independent judgment; and the duty to exercise reasonable care, skill and diligence.

Q:	What shareholder approvals are needed?

A:	Each resolution requires the affirmative vote of a majority of votes cast at the Annual General Meeting.

The holders of ordinary shares (and ADSs) and convertible participating shares vote together as a single class on the Resolutions.

As of the date hereof, there are 259,148,748 ordinary shares (including shares represented by ADSs) and 381,132 convertible participating shares of the Company outstanding, which, at the current conversion ratio, would be convertible into 123,391,484 ordinary shares. The total number of votes that may be cast, including by holders of the convertible participating shares on an as converted basis, equals 382,540,232.

Q:	Who is entitled to vote at the Annual General Meeting?

A:

Only those holders of ordinary shares and convertible participating shares entered on the Register of Members of Danka as of 2:00 p.m. (London time) on October 29, 2008 (or, in the event that the meeting is adjourned or postponed, 48 hours before the time of any adjourned or postponed meeting), will be entitled to attend or vote at the Annual General Meeting in respect of the number of shares registered in their name at that time.

Changes to entries on the Register of Members after 2:00 p.m. (London time) on October 31, 2008 will be disregarded in determining the rights of any person to attend or vote at the meeting.

The close of business on September 22, 2008 has been fixed as the record date for the determination of the holders of ADSs entitled to provide voting instructions to The Bank of New York Mellon as depositary. If you hold ADSs, you cannot vote the ordinary shares represented by your ADSs in person at the meeting or grant proxies to vote your shares other than through instructions to the depositary. Ordinary shares represented by ADSs will be voted at the meeting by the depositary pursuant to instructions received from holders of ADSs.

Note that our depositary agreement with the depositary gives us the right to instruct the depositary to give a discretionary proxy to a person designated by us to vote all ordinary shares represented by holders of ADSs that have failed to timely file their voting instructional form with the depositary.

On each vote that is taken on a poll, each convertible participating shareholder who is entitled to vote and who is present in person or by a proxy is entitled to exercise so many votes for each convertible participating share owned as equals the number of ordinary shares into which the convertible participating share is convertible on the time and date set for determining the persons entitled to vote at the Annual General Meeting (which is 2:00 p.m. (London time) on October 29, 2008). The convertible participating shares are convertible into ordinary shares at a rate per convertible participating share calculated by dividing the liquidation return for the convertible participating shares, which is $1,000 per convertible participating share plus accumulated and unpaid dividends from the last convertible participating share dividend payment date, by a conversion price of $3.11 per convertible participating share. The convertible participating share dividend accumulates on a daily basis; therefore, the conversion rate increases fractionally on a daily basis until the next convertible participating share dividend is paid. As of August 15, 2008, the latest convertible participating share dividend date, the conversion rate was 321.543 ordinary shares per convertible participating share. The liquidation return is subject to increase in some circumstances if Danka is in default of its payment obligations under the convertible participating shares, and the conversion price is subject to increase in some circumstances to protect convertible participating shareholders against dilution. Assuming that no event occurs between the date of this document and October 29, 2008 that will cause an adjustment of the liquidation return or the conversion price (and we do not anticipate any such event), at 2:00 p.m. (London time) on October 29, 2008, the time and date set for determining the holders of ordinary shares and convertible participating shares entitled to vote at the Annual General Meeting, the conversion rate will be 325.840 ordinary shares per convertible participating share.

Q:	How do I vote if I hold ADSs?

A:	If you hold ADSs as of September 22, 2008, you should complete and return the voting instructional form provided to you by the depositary, in accordance with the terms provided therein, not later than 5:00 p.m. (New York City) time, on October 24, 2008. Our depositary agreement with the depositary gives us the right to instruct the depositary to give a discretionary proxy to a person designated by us to vote all ordinary shares represented by holders of ADSs that have failed to timely file their voting instructional form with the depositary.

Q:	How do I vote if I hold ordinary shares or convertible participating shares?

A:

If you hold ordinary shares or convertible participating shares as of 2:00 p.m. (London time) on October 29, 2008, you are entitled to attend and vote at the Annual General Meeting or you may appoint a proxy to attend and vote at the Annual General Meeting in your place. The person you select to be your proxy does not have to be a holder of our ordinary shares or convertible participating shares. Each holder of ordinary shares or convertible participating shares who is entitled to vote and who is present or is represented by a proxy will have one vote on a show of hands. On each vote that is taken on a poll, each ordinary shareholder who is entitled to vote and who is present in person or by a proxy will have one (1) vote for each ordinary share owned. If voting is by a poll, each holder of convertible participating shares who is entitled to vote and who is present in person or by proxy will have so many votes for each convertible participating share owned as equals the number of ordinary shares into which the convertible participating share is convertible at 2:00 p.m. (London time) on October 29, 2008, the time and date set for determining the persons entitled to vote at the Annual General Meeting as set forth above.

All ordinary shares or convertible participating shares represented by properly executed proxies received in time for the Annual General Meeting will be voted at the Annual General Meeting in accordance with the instructions of the shareholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Resolutions.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully.

Holders of ADSs should then mail your completed, dated and signed voting instructional form in the enclosed return envelope as soon as possible or otherwise follow the voting instructions provided by the depositary, so that your shares can be voted at the Annual General Meeting.

Holders of ordinary shares or convertible participating shares should then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, so that your shares can be voted at the Annual General Meeting.

Q:	May I vote in person?

A:	If you are the holder of ADSs, you cannot vote the ordinary shares represented by your ADSs at the Annual General Meeting. Rather, ordinary shares represented by ADSs can only be voted pursuant to specific voting instructions on the voting instructional form, which must be returned to The Bank of New York Mellon as depositary.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or via telephone through your broker or bank if such a service is provided. To vote via telephone, you should follow the instructions on the voting form provided by your broker or bank. If you plan to attend the Annual General Meeting, you will need a proxy from your broker or bank in order to be given a ballot to vote the shares. If you do not return your bank’s or broker’s voting form, vote via telephone through your broker or bank, if possible, or attend the Annual General Meeting and vote in person with a proxy from your broker or bank, your ordinary shares or convertible participating shares will not be counted in the final tabulation.

Q:	May I change my vote after I have mailed my signed voting instructional form/proxy card?

A:	Yes. If you hold ADSs, you can revoke your voting instructions to the depositary at any time before 5:00 p.m. (New York time) on October 24, 2008 by one of two ways:

•	First, you can deliver a written notice to the depositary stating that you would like to revoke your voting instructions; or

•	Second, you can deliver a later-dated signed voting instructional form.

Ordinary shareholders or convertible participating shareholders may change your vote in one of three ways:

•

First, you can deliver to Computershare Services PLC, for ordinary shareholders, or to the Company’s registered office, for holders of convertible participating shares, at least 48 hours before the Annual General Meeting a written notice bearing a date later than the proxy you delivered stating that you would like to revoke your proxy.

•

Second, you can complete, execute and deliver to Computershare Services PLC, for ordinary shareholders, or to the Company’s registered office, for holders of convertible participating shares, at least 48 hours before the Annual General Meeting a new, later-dated proxy card for the same shares.

•	Third, you can attend the meeting and vote in person. Your attendance at the Annual General Meeting alone will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker.

Q:	Am I entitled to appraisal or dissenters’ right in connection with the resolutions to be proposed at the Annual General Meeting?

A:	No. Under applicable English law, holders of our ADSs, ordinary shares and convertible participating shares will not have appraisal or dissenters’ rights in connection with any of the Resolutions to be proposed at the Annual General Meeting.

Q:	Who will bear the cost of solicitation of voting instructions and proxies?

A:	The cost of soliciting voting instructions and proxies will be borne by Danka. In addition to the use of the mails, voting instructions and proxies may be solicited personally or by telephone by our employees; no additional compensation will be paid to our employees for such services. We may also reimburse brokers, The Bank of New York Mellon, the depositary of our ADS program, and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their voting instructions and/or proxies.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual General Meeting, including the procedures for voting your shares, you should contact:

For American Depository Shares:

ADS Depositary

The Bank of New York Mellon

ADS Division

101 Barclay Street

New York, New York 10286

For ordinary shares or convertible participating shares:

Danka Business Systems PLC

Masters House

107 Hammersmith Road

London W14 0QH England

Neither the Securities and Exchange Commission, or “SEC,” nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions, made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following:

•	any inability to comply with the Sarbanes-Oxley Act of 2002;

•	any material adverse change in financial markets, the economy or in our financial position;

•	any incurrence of tax or other liabilities or tax or other payments beyond our current expectations, which could adversely affect our liquidity;

•	any negative impact of the accreted value of our outstanding convertible participating shares or its continued accretion;

•	any negative impact of our continued organization as an England and Wales registered Company following the sale of our U.S. operating business;

•	actions of governmental entities, including regulatory requirements;

•	actions by shareholders in connection with the distribution of the net proceeds from the sale of Danka Office Imaging Company;

•	the outcome of legal proceedings to which we are or may become a party; and

•	other risks including those risks identified in any of our filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our Company.

PROPOSALS

Proposals 1-4—Re-election of Directors

Biographies of the Directors seeking re-election are included on pages 17-19. The Governance and Compensation Committee has conducted a formal review of the performance of the Directors seeking re-election to the board, and has concluded that these Directors have an experience set which is relevant to the Company’s operations and that each of them is effective in the role of non-executive Director.

Our Articles of Association set the size of our Board of Directors at not less than two members. Our Board currently consists of nine Directors who serve pursuant to our Articles of Association. Two of our Directors are nominated by the holders of the convertible participating shares. These Directors are currently Christopher B. Harned and Joseph E. Parzick.

Under our Articles of Association, each Director is required to retire from office at the third Annual General Meeting after his appointment, or, if earlier, the Annual General Meeting which falls in the third calendar year after his appointment. Any Director must retire at the first Annual General Meeting which takes place after the Director reaches the age of 70 and annually thereafter.

In accordance with our Articles of Association three of our current Directors, Dr. Kevin C. Daly and Messrs. David J. Downes and W. Andrew McKenna will retire by rotation at the Annual General Meeting.

Under the Financial Report Council’s “The Combined Code of Corporate Governance of 2006” (the “Combined Code”) in effect in the U.K., Directors are required to retire from office after their ninth year on the Board and are subject to re-election annually thereafter.

In accordance with the Combined Code, one of our current Directors, Mr. J. Ernest Riddle will retire at the Annual General meeting.

Proposal 1: Re-election of Dr. Kevin C. Daly

Our board of directors recommends that Dr. Daly, aged 64, be re-elected at the meeting to serve as a Director for a term of three years.

Proposal 2: Re-election of David J. Downes

Our board of directors recommends that Mr. Downes, aged 62, be re-elected at the meeting to serve as a Director for a term of three years.

Proposal 3: Re-election of W. Andrew McKenna

Our board of directors recommends that Mr. McKenna, aged 62, be re-elected at the meeting to serve as a Director for a term of three years.

Proposal 4: Re-election of J. Ernest Riddle

Our board of directors recommends that Mr. Riddle, aged 66, be re-elected at the meeting to serve as a Director for a term of one year.

Our board of directors unanimously recommends that you vote “FOR” Proposals 1-4.

Proposal 5—Re-appointment of Auditors

The Company’s shareholders are required at the meeting, pursuant to sections 384 and 385 of the United Kingdom Companies Act, to appoint auditors to serve until the conclusion of our next Annual General Meeting and to set the auditors’ remuneration.

The Board of Directors, upon recommendation of the Audit Committee, are proposing Ernst & Young LLP (“Ernst & Young”) be re-appointed to serve as the Company’s independent public accountants for the fiscal year ending March 31, 2009 and that our Board of Directors, or a duly appointed committee thereof, be authorized to fix the auditors’ remuneration.

Our Board of Directors recommends that Ernst & Young be appointed to serve as our auditors until the conclusion of our next Annual General Meeting and that our Board of Directors, or a duly appointed committee thereof, be authorized to fix the auditors’ remuneration.

We expect representatives of Ernst & Young to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions at the meeting.

Our board of directors unanimously recommends that you vote “FOR” Proposal 5.

Proposal 6—Approval of Directors’ Remuneration Report

The Directors’ Remuneration Report is included later in this statement. It is designed to comply with United Kingdom requirements introduced by the Directors’ Remuneration Report Regulations 2002 for a report on the remuneration of all Directors, both executive and non-executive. The UK regulations require that the Directors’ Remuneration Report should be presented to shareholders who should be invited to approve it by formal resolution. However, the resolution is not binding upon the board.

The report is divided into two parts. Each part contains a section of information that is subject to audit. Details of executive Director remuneration are contained in the first part, which was prepared by the Governance and Compensation Committee. Non-executive Director remuneration is also described in another part of the report, which was prepared by the Company secretary on behalf of the board.

The report has been approved by the board and signed on its behalf by the Chief Executive Officer.

Our board of directors unanimously recommends that you vote “FOR” Proposal 6.

DIRECTORS’ REMUNERATION REPORT

The Directors’ Remuneration Report which complies with the requirements introduced by the Directors’ Remuneration Report Regulations 2002 covers all directors, both executive and non-executive.

The report sets out the company’s policy on directors’ remuneration for the year ending 31st March, 2009 and for subsequent years. It has been approved by the Board and signed on its behalf by the Chairman and Chief Executive Officer and will be laid before shareholders at the Annual General Meeting. The inclusion in the report of remuneration policy in respect of years after the year ending 31st March, 2009 is required by the legislation under which this report is prepared.

The Governance and Compensation Committee, which considers remuneration on behalf of the Board, places high value on the independence both of its decision-making processes and of the advice it receives. This independence is intended to enable the Committee to take decisions on executive director remuneration that are designed to align directors’ remuneration with the interests of shareholders while also meeting the imperative of retaining and engaging the calibre of executive talent needed to lead the group.

The group’s commitment to link pay to performance continues. The approach to policy for the year ending 31st March, 2009 will continue to be as for the past several years and will be underpinned by regular monitoring of remuneration policies and levels at competitor companies in the U.S. The Committee will continue to review remuneration plans. However, following the sale of the group’s U.S. operations to Konica Minolta, post the sale, only directors and certain senior administration staff remain with the group.

The Governance and Compensation Committee is able to state its remuneration policy for the year ending 31st March, 2009 with reasonable certainty, but is less certain that this policy will continue without amendment in subsequent years. This is because the Committee considers that a successful remuneration policy needs to be sufficiently flexible to take account of future changes in the business environment and in remuneration practice. Any changes in policy for years after the year ending 31st March, 2009 will be described in future Directors’ Remuneration Reports, which will continue to be subject to shareholder vote, to the extent that the requirement to hold such shareholder votes remains applicable. All statements in this report in relation to remuneration policy for years after the year ending 31st March, 2009 should be read in light of this paragraph.

Full details of the remuneration of the Chairman and Chief Executive Officer for the year ended 31st March, 2008 and all other information about his terms and conditions of employment required under the Directors’ Remuneration Regulations 2002 are set out below.

The Governance and Compensation Committee

Tasks

The Committee’s principal tasks as set out in the Committee’s charter are:

•	to approve, or as appropriate, to recommend to the Board for approval, general compensation policy, incentive plans, equity plans and employee benefits and adjustments thereto;

•	to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer and senior management;

•	to review annually, the performance of the chief executive officer and senior management in light of corporate goals and objectives; and

•	to determine compensation for the chief executive officer and senior management based on performance evaluations.

The Governance and Compensation Committee currently comprises five non-executive directors and has access, at its discretion, to remuneration consultants and survey information on executive remuneration in comparable companies. In determining the remuneration of top executives, the generally accepted practices on executive remuneration in the geographic markets in which the relevant executives are principally based are taken into account.

Constitution and operation

The membership during the year ended 31st March, 2008 was: Dr. Kevin Daly, Mr. Jaime Ellertson (from 7th June, 2007), Mr. W. Andrew McKenna (from 7th June, 2007), Mr. Joseph E. Parzick and Mr. Erik Vonk, chairman of the Committee. Like other directors, each member of the Committee is subject to re-election every three years (with the exception of Mr. Parzick, a representative of the holders of the participating shares). They have no personal financial interest, other than as shareholders, in the Committee’s decisions. They have no conflicts of interest arising from cross-directorships with the executive directors or from being involved in the day-to-day business of the group. The Committee met ten times in the period under review.

The Board is accountable to shareholders through this report. The Committee will consider the outcome of the vote on this remuneration report and the views of investors will be taken into account by the Committee in its future decisions.

Advice

Advice is provided to the Committee by the Company Secretary’s and General Counsel’s offices and Ms. Jean Johnson, who has been appointed by the Committee as its secretary and special adviser.

The Committee, in consultation with Ms. Johnson, also appoints external professional advisers to provide specialist advice and services on particular remuneration matters. This allows for a range of external independent opinion to be sourced by the Committee. The Committee assesses the advice it receives, applying its own judgment. Procedures to ensure the independence of advice are subject to annual review.

During the year ended 31st March, 2008, Towers Perrin and Mercer Consulting provided advice and services on specific matters to the Committee that materially assisted it in its consideration of matters relating to executive directors’ remuneration.

Company Policy on the Executive Directors’ Remuneration

The Governance and Compensation Committee’s reward policy sought to align executive director remuneration with shareholders’ interests and to engage executive talent for the benefit of the group. The main principles of the policy were:

•	the total reward should be set at an appropriate level to reflect the competitive market in which Danka operated;

•	a substantial amount of the total reward should be linked to the achievement of demanding performance targets;

•

incentives should be aligned with the interests of shareholders. This was achieved through setting performance targets and through the Committee’s policy that each executive director should hold options to acquire shares in the company;

•	the performance targets for executive directors should be comparable with those of other companies in the industry and in the broader marketplace; and

•	the wider scene including pay and employment conditions elsewhere in the group, should be taken into account, especially when determining annual salary increases.

Elements of the Executive Director’s remuneration

Mr. A. D. Frazier, the Chairman and Chief Executive Officer, was the only executive director during the year. The following discussions principally relate to the conditions prevailing prior to the sale of the group’s trading operations on 27th June, 2008. Remuneration for the remainder of the financial year ending 31st March, 2009 is outlined below.

Executive directors’ total remuneration consisted of salary, annual bonus, long-term incentives and other benefits. This reward structure was regularly reviewed by the Committee to ensure that it was achieving its objectives.

Salary

Executive directors received a fixed sum payable bi-weekly. The Committee reviewed executive directors’ salaries during the relevant financial year in conjunction with a survey of appropriate comparator companies. The appropriate survey groups were defined and analyzed by external remuneration advisers. Base salaries for executive directors were designed to be generally competitive with other companies in similar industries. Such companies included Xerox, Ikon Office Solutions, Imagistics International and Global Imaging Systems. Actual base salary levels varied from this target level based upon the potential impact of an executive director on the group, the executive director’s skills and experience and individual performance.

Annual bonus

Executive directors were each eligible to participate in an annual performance-based bonus scheme which was based on pre-established performance goals, which were generally determined annually, and, in the year to 31st March, 2008, principally comprised earnings per share, net working capital and revenue targets for the group. In the year ended 31st March, 2008, any performance-based bonuses were payable annually. The Governance and Compensation Committee reviewed and set bonus targets and levels of eligibility annually. The target level for the Chief Executive Officer in the year to 31st March, 2008 was 150% of base salary. Discretionary bonuses may have been awarded by the Committee but no such awards were made to directors in the year ended 31st March, 2008.

Other incentives

1.	Share options

Options may have been granted at an exercise price no lower than the market value (as determined in accordance with the plan rules) of a share at the date the option was granted. Options generally vest over three years after grant (one-third each after one, two and three years respectively). They have a life of ten years after grant.

In accordance with the framework approved by shareholders, it was the Committee’s policy to exercise its judgment to decide the number of options to be granted to executive directors, taking into consideration, among other things, Danka’s total shareholder return (“TSR”), in respect of its ADSs (“ADSs”), compared with the TSR of comparable companies, primarily in the United States.

2.	Cash element

Cash-based long-term incentives were not used in the year ended 31st March, 2008 and the Committee has no present intention to use them in the year ending 31st March, 2009.

Other benefits

•

Benefits and other schemes—The group may have provided other benefits (including perquisites) to its senior executives in line with accepted practice in the geographic territories in which they were based. These included the use of a company car or the provision of a car allowance, health insurance, life insurance and 401(k) plans.

•	Resettlement/relocation allowance—executives may have received a resettlement/relocation allowance for a limited period.

Service Contracts

Policy

The Committee’s policy on service contracts is for them to contain a maximum notice period of no more than one year. Contracts are designed to allow for flexibility to deal with each case on its own particular merits in accordance with the law and policy as they have developed at the relevant time. Apart from Mr. A. D. Frazier, compensation to a departing director under the company’s service contract was reduced where performance goals had not been met.

One million dollar limit on deductibility

The U.S. tax deduction the group may claim for non-deferred remuneration paid to its most highly paid U.S.-based executives is limited in a single financial year to $1,000,000, unless the portion exceeding $1,000,000 qualifies as performance-based remuneration under the U.S. tax laws. The Governance and Compensation Committee determined to seek to ensure that all amounts paid to the group’s highest paid U.S. executives in excess of $1,000,000 would generally qualify as performance-based remuneration and be deductible by the group, but preserved its flexibility to reward executives for performance that increased the value of the group, whether or not such remuneration was deductible by the group.

Chairman and Chief Executive Officer

A. D. Frazier

Mr. Frazier’s employment agreement, dated 3rd April, 2006, was with Danka Office Imaging Company, Danka Business Systems PLC and Danka Holding Company as amended with effect from 1st April, 2007 and again on 15th February, 2008. The amended employment agreement was for five years subject to annual renewals thereafter. The contract provided for:

•	an annual base salary of not less than $540,000 for the year ended 31st March, 2008 onwards;

•

an annual target bonus based on individual and corporate performance of up to 150% of base salary for the year ended 31st March, 2008 if a long-term incentive plan was established by the Governance and Compensation Committee (see below);

•	eligibility for additional bonuses based on the group’s performance bonus plan;

•	a grant of share options to acquire up to 1 million ADSs (equivalent to 4 million ordinary shares) under the terms of the company’s share option schemes (granted in November 2006); and

•	provision of healthcare benefits comparable to others provided to executives in the company’s U.S. subsidiaries.

The contract amendment dated 15th February, 2008 established a long-term incentive plan with effect from 1st January, 2008. This plan provided for a maximum award of $825,000 per annum for achieving annual operating targets for five years, to be determined on a cumulative basis. The award would accelerate, inter alia, to a minimum payout of $412,500 upon a change of control (see below). The Governance and Compensation Committee considered that it was appropriate to establish this plan in light of the circumstances which existed at the time, in particular the importance to the group of retaining Mr. Frazier’s services in view of the group’s difficult financial position and the delicate stage that negotiations with Konica Minolta, which were being conducted on behalf of the group by Mr. Frazier, had then reached.

Mr. Frazier’s employment was terminable by either party upon 60 days’ written notice, if without cause. In the event that Mr. Frazier’s employment was terminated other than by reason of his death or by the company for cause, the company was required to provide Mr. Frazier with:

•	payment of any unpaid salaries and bonuses due to the date of termination;

•	provision of all benefits due under the contract up to the date of termination;

•	medical, hospitalization, life and other insurance benefits for him and his family for the period the contract would have been in effect if it had not been terminated;

•	a right to exercise options which had already vested for a period of two years following termination (one year if terminated for cause by the company or by Mr. Frazier other than for good reason); and

•	other vested benefits payable to him under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Frazier and the company also entered into a change of control agreement on 3rd April, 2006, which was amended on 15th February, 2008. The amended agreement provided that, if Mr. Frazier’s employment with the company was terminated without cause (except in certain circumstances) or he terminated his employment for “good reason”, in either case within two years after a “change of control”, then Mr. Frazier would be entitled to receive a lump sum cash payment of 2.5 times his base salary plus bonus ($2.7 million total), a retention bonus equal to his annual salary ($540,000) plus settlement of other compensation arrangements (the long-term incentive plan described above). His share options would be subject to immediate vesting and would be exercisable for three years after the date of termination of his employment contract. He was also entitled to certain other benefits including health care coverage for him and his family for a period of 12 months.

Comparison of cumulative five year total shareholder return

The following is a performance graph of the company’s TSR in respect of its ordinary shares compared to the FTSE 350 index and three of the company’s peers, Global Imaging Systems, Ikon Office Solutions and Xerox. The FTSE index is used as the company’s U.K. market capitalization has fallen within this index for part of the period shown in the graph below. TSR is the growth in share value and declared dividend income during the relevant period. In calculating TSR, dividend income is assumed to be reinvested in the underlying shares.

Non-executive directors’ remuneration

Remuneration payable to the non-executive directors is determined by the Board as a whole and is reviewed annually. The policy of the Board in determining non-executive director remuneration is to align the interests of the non-executive directors with the company’s shareholders and to provide for an appropriate level of remuneration to recruit and retain non-executive directors of a suitably high calibre for the company. To this end, the remuneration arrangements for non-executive directors include both cash and share elements. However, non-executive directors may not hold share options.

Arrangement

The non-executive directors receive:

•	an annual sum of $30,000 (amended to $60,000 for the year commencing 1st April, 2008);

•

an annual grant of restricted shares under the Danka 2002 Outside Director Stock Compensation Plan (“the Plan”) with a fair market value at the date of grant of $30,000 (this arrangement has been terminated for 1st April, 2008 onwards);

•

$1,500 for each Board of directors or committee meeting attended in person, together with reimbursement for expenses in connection with such attendance, and $750 for attendance at telephonic board and committee meetings; and

•	if a chairman of a committee of the Board of directors, an additional sum of $500 per committee meeting.

The Plan was approved by shareholders on 22nd October, 2002. The shares issued under the Plan are granted in one annual installment on the date of the company’s Annual General Meeting or as soon thereafter as permitted by applicable law and regulation. Shares issued under the Plan are “restricted shares” and generally vest on the first anniversary of the date of grant if the recipient is still a director on that date. Vesting is subject to acceleration in certain circumstances, including at the discretion of the Board. The total number of securities in respect of which awards may be made under the Plan is 2,000,000 ordinary shares, equivalent to 500,000 ADSs. As at 31st March, 2008, 1,442,388 ordinary shares, represented by 360,597 ADSs, had been issued under the Plan. As insufficient shares were available to be issued under the Plan in the year ended 31st March, 2008 in accordance with the above entitlements, the non-executive directors received $1,743 each in lieu thereof.

At the company’s 1996 Annual General Meeting, shareholders approved the implementation of a share option scheme for non-executive directors. This provided for the award of 10,000 ordinary shares to a non-executive director on joining the Board and an annual award of options to subscribe for 2,000 ordinary shares thereafter. In order to bring the group into line with U.K. corporate governance guidelines in relation to option grants to non-executive directors, all non-executive directors have waived their entitlements to acquire options and shares under this scheme.

Directors’ Remuneration

Name of Director	Fees and other emoluments $	Basic Salary $	Bonus $	Total 2008 $	Total 2007 $
Executive
A.D. Frazier	—	568,308	—	568,308	700,000
Non-executive:
Kevin C. Daly	60,243	—	—	60,243	86,500
David J. Downes	65,243	—	—	65,243	86,500
Jaime W. Ellertson	53,493	—	—	53,493	68,477
Christopher B. Harned	54,243	—	—	54,243	75,000
W. Andrew McKenna	61,743	—	—	61,743	79,000
Joseph E. Parzick	49,743	—	—	49,743	72,000
J. Ernest Riddle	57,243	—	—	57,243	81,374
Erik Vonk	61,243	—	—	61,243	84,936

Aggregate emoluments	463,194	568,308	—	1,031,502	1,333,787

Excluded from the above list is the share-based payment expense recognized in the group’s income statement in respect of options granted to directors and the value of shares issued to them for nil consideration. This amounted to $587,871 for the year ended 31st March, 2008 (2007—$289,895).

During the year, the excess on options exercised by directors or former directors amounted to Nil (2007—$382,015). This is excluded from the above table.

Benefits may include the provision of life insurance coverage and payment of temporary living and relocation expenses (2008 and 2007—Nil).

Executive directors’ bonuses

Discretionary bonuses in the year to 31st March, 2008 totaled Nil (2007—Nil). Annual incentive bonuses based on pre-established performance goals totaled Nil (2007—Nil).

Following the sale of the U.S. operations on 27th June, 2008, Mr. Frazier was, from that date, no longer entitled to remuneration under his contract. He was paid $3,652,500 in relation to the sale and change of control thereafter.

Share options

The aggregate emoluments disclosed in the table above do not include any amounts for the value of options to subscribe for ADSs granted to or held by the directors. Mr. Frazier (the only director to do so) had options to subscribe for the company’s ADSs as follows:

Director:	As at 1st April, 2007	Granted	31st March, 2008	Date of Grant	Exercise Price
A. D. Frazier—options	1,000,000	—	1,000,000	9th Nov., 2006	$1.70
—restricted shares	51,724	—	51,724	9th Nov., 2006	$1.74

	1,051,724	—	1,051,724

As at 31st March, 2008, one third of Mr. Frazier’s options and restricted shares were exercisable and all would expire within ten years of the date of grant. Following the sale of the U.S. operations on 27th June, 2008, all the options and restricted shares became fully vested. None has been exercised as at the date of this report.

The closing market price of an ADS on 31st March, 2008 was $0.21. Between 1st April, 2007 and 31st March, 2008, the highest market price and lowest market price for an ADS were $1.33 and $0.16 respectively.

Danka 2002 Outside Director Stock

The aggregate emoluments disclosed above include the entitlement of the non-executive directors to receive ADSs pursuant to the 2002 Outside Director Stock Compensation Plan. The number of ADSs issued in the years ended 31st March, 2008 and 31st March, 2007 were as follows:

Directors:	Year ended 31st March, 2008	Year ended 31st March, 2007
Kevin C. Daly	—	19,354
David J. Downes	—	19,354
Jamie W. Ellertson	—	19,354
Christopher B. Harned	—	19,354
W. Andrew McKenna	—	19,354
Joseph E. Parzick	—	19,354
J. Ernest Riddle	—	19,354
Erik Vonk	—	19,354

The ADSs issued in the year to 31st March, 2007 vested on 20th December, 2007. At the date of the award, each ADS had a market price of $1.95; the market price on the date of vesting was $0.20, hence none has been exercised to date.

Directors’ Interest

The directors’ beneficial interests in the ordinary share capital of the company are set out below:

At 31st March,	2008	2007
A.D. Frazier	206,896	206,896
Kevin C. Daly	197,024	197,024
David J. Downes	123,680	123,680
Jamie W. Ellertson	193,776	193,776
Christopher B. Harned	137,416	137,416
W. Andrew McKenna	197,024	197,024
Joseph E. Parzick	77,416	77,416
J. Ernest Riddle	217,024	217,024
Erik Vonk	150,252	150,252

Christopher B. Harned and Joseph E. Parzick were managing directors of The Cypress Group LLC respectively throughout the year ended 31st March, 2008, which has an interest in the participating shares which are convertible into ordinary shares as discussed in the Directors’ Report. Both disclaim beneficial ownership of such shares.

There have been no changes in the number of options held or the holdings shown above since the year end until the date of the signing of this Report. The directors’ interests shown above include the total number of ADSs (one ADS is equivalent to four ordinary shares) issued to non-executive directors under the Danka 2002 Outside Director Stock Compensation Plan.

The Directors’ Remuneration Report was approved by the board on 31st July, 2008 and signed on its behalf by:

A.D. Frazier, Chief Executive Officer and Chairman

MANAGEMENT

Directors and Executive Officers

The table below contains information regarding our current Directors and executive officers.

Name	Age	Position(s)	Financial Expert	Audit Committee Member		Governance and Compensation Committee Member		Director’s Rotation
A.D. Frazier	64	Chairman of the Board and Chief Executive Officer	—	—		—		2009
Kevin C. Daly	64	Director	—	X		—		2008
David Downes	62	Director	X	X	C	—		2008
Jaime W. Ellertson	51	Director	—	—		X		2009
Christopher B. Harned	45	Director	—	—		—		2008
W. Andrew McKenna	62	Director	—	—		X		2008
Joseph E. Parzick	53	Director		—		X		2009
J. Ernest Riddle	66	Director	—	X		—		2008
Erik Vonk	55	Director	—	—		X	C	2010
Jean Johnson	57	Executive Vice President, General Counsel and Secretary	—	—		—		—
Mary K. Priolo	36	Principal Accounting Officer and Assistant Secretary	—	—		—		—

C—Chairman of the Committee

Kevin C. Daly. Dr. Daly was appointed as a non-executive Director to our Board of Directors in January 2002. From July 2002 until June 2005, Dr. Daly was the Chief Executive Officer of Avamar Technologies Inc., a data protection solutions company. He was previously Chief Technical Officer of Quantum Corporation’s Storage Solutions Group, and prior to that he was Chief Executive Officer of ATL Products, Inc from its foundation in 1993 until 2001. Dr. Daly also served as Chief Technical Officer of Odetics, Inc. from 1985 until ATL’s separation from Odetics in 1997.

David Downes. Mr. Downes was appointed as a non-executive Director to our Board of Directors in January 2005 and is a financial expert pursuant to Item 407(d)(5) of Regulation S-K. Mr. Downes was the Finance Director of Shanks Group PLC from 1993 until 2005. He has previously held Finance Director positions with Hunter Saphir PLC, MBS PLC and with the brewing division of Grand Metropolitan PLC and trained as a management accountant with Chrysler in Detroit before taking up financial management positions in their European operations and then held various controllerships within Air Products Europe. Mr. Downes is an engineering graduate of Kings College, London University and obtained his MBA from Stanford University, California. He is also a Fellow of both the Chartered Institute of Management Accountants and the Association of Corporate Treasurers.

Jaime W. Ellertson. Mr. Ellertson was appointed as a non-executive Director to our Board of Directors in November 2002. He served as Chief Executive Officer and a member of the Board of Directors of S1, a NASDAQ National Market listed software company, from November 2000 until July 2005. Prior to joining S1, Mr. Ellertson served as General Manager of worldwide strategic operations for BroadVision, Inc., a provider of self-service applications, from April 2000 until November 2000. From January 1997 until April 2000, Mr. Ellertson held the executive positions of Chairman of the Board and Chief Executive Officer of Interleaf, Inc., a NASDAQ listed provider of software tools for web content management that was acquired by

Broadvision, a NASDAQ National Market listed software Company. Mr. Ellertson is a Director of Trigo Technologies, Inc., a privately held software company and Apropos Technology, Inc., a NASDAQ National Market listed software Company.

A.D. Frazier. Mr. Frazier was appointed Chairman of the Board of Directors and Chief Executive Officer of Danka effective March 14, 2006. He is also Chairman of WolfCreek Broadcasting, Inc. and was of Counsel with the law firm of Balch & Bingham LLP, Atlanta, Georgia from January 2005 to March 2006. Mr. Frazier retired as a Director, President and Chief Operating Officer of Caremark Rx, Inc., a publicly-traded pharmacy benefit management company, in March 2004 having served in that role since August 2002. From March 2001 until August 2002, he was Chairman and Chief Executive Officer of the Chicago Stock Exchange. Mr. Frazier had been a global partner of AMVESCAP PLC, a London-based independent global investment management firm and the parent company of INVESCO, Inc., from 1997 until March 2001, having served INVESCO as President and Chief Executive Officer of its U.S. institution business from 1997 until December 2000, and Executive Vice President from 1996 to 1997. Mr. Frazier served on the Board of Directors of Gevity, Inc. a human resources management firm until May 2006. From October 2004 until its sale in January 2007, he was a Director and Chairman of the Board of Gold Kist, In., an integrated chicken production, processing and marketing company. Mr. Frazier currently serves on the Board of Apache Corporation and is a member of its management development and compensation committee and the stock option plan committee. He also serves on the Board of Directors and is a member of the Technical Committee of The Pinellas Education Foundation, which oversees all public schools in the Pinellas County, Florida area.

Christopher B. Harned. Mr. Harned was appointed as a non-executive Director to our Board of Directors in March 2002. Mr. Harned has been a Managing Director of The Cypress Group L.L.C., a private equity fund, since November 2001. From 1985 to 2001, Mr. Harned was with Lehman Brothers, most recently as head of the Global Consumer Products Merger and Acquisitions Division. Mr. Harned also served as a member of Lehman Brothers’ Investment Banking Business Development Committee. Mr. Harned also serves on the board of Directors of Brand Connections, LLC, The Meow Mix Company, North American Midway Entertainment, FreshPet, Inc., and Quad/Graphics, Inc. Mr. Harned was designated by the owners of the participating shares as one of their nominees to serve on our Board of Directors.

W. Andrew McKenna. Mr. McKenna has been a Director since February 2002 and was appointed Chairman from March 2005 until March 13, 2006. He is a private investor. Until his retirement in 1999, he held various positions with The Home Depot, Inc., including Senior Vice President-Strategic Business Development from 1997 to 1999; President, Midwest Division from 1994 to 1997; and Senior Vice President-Corporate Information Systems from 1990 to 1994. He was President of SciQuest.com, Inc. in 2000. He is also a Director and Audit Committee Chairman of AutoZone, Inc., a New York Stock Exchange listed company.

Joseph E. Parzick. Mr. Parzick was appointed as a non-executive Director to our Board of Directors effective May 19, 2006 and is a Managing Director of The Cypress Group. Mr. Parzick joined The Cypress Group in June 2003. He spent the previous four years as a Managing Director in Morgan Stanley’s financial sponsor group. Immediately prior to this, he was a professional employee of EXOR America Inc., a merchant banking affiliate of the Agnelli Group. He holds a BS from The University of Virginia and an MBA from the University of Pennsylvania’s Wharton School. Mr. Parzick also serves on the Board of Directors of Affinia Group Inc., Financial Guaranty Insurance Company, Republic National Cabinet Group and Stone Canyon Entertainment Corporation. Mr. Parzick was designated by the owners of the participating shares as one of their nominees to serve on the Board of Directors.

J. Ernest Riddle. Mr. Riddle was appointed as a non-executive Director to our Board of Directors in January 1998. Mr. Riddle is currently Chief Executive Officer of GrowthCircle LLC, a management and technology consulting firm. From March 1997 to July 1999, Mr. Riddle was President and Chief Operating Officer of Norrell Services, Inc., an outsourcing information technology and staffing services company based in Atlanta, Georgia. Before joining Norrell, Mr. Riddle spent four years with Ryder System, Inc., a logistics and transportation group, serving as President, Ryder Logistics International Group. Mr. Riddle served Xerox Corporation for 26 years in a variety of positions which included Vice President of Marketing and Vice President of Field Operations for the United States operations and Vice President of Marketing and Sales for the European operations. Mr. Riddle serves on the Board of Directors of AirNet Systems, Inc., a provider of time-sensitive small package delivery services.

Erik Vonk. Mr. Vonk was appointed as a non-executive Director to our Board of Directors in February 2004. Mr. Vonk was elected to the Board of the CBRL Group, Inc. in August 2005, and also has served as Chairman of the Board of Directors and Chief Executive Officer of Gevity, a NASDAQ National Market listed services company since April 2002. Mr. Vonk was retired from February 2001 to April 2002. Mr. Vonk was formerly President and Chief Executive Officer of Randstad North America from 1992 through 2001, a subsidiary of Randstad Holding NV, a worldwide staffing services provider, where he was responsible for organizing the North American operations. In addition, Mr. Vonk served as a member of the Executive Board of Bank Cantrade AG from 1989 to 1992.

Jean Johnson. Ms. Johnson joined Danka in August 2001 and was appointed Senior Vice President, General Counsel and Secretary in January 2007. In June 2008, Ms. Johnson was appointed Executive Vice President, General Counsel and Secretary. Prior to joining Danka, she served as Senior Corporate Counsel for Intermedia Communications from 1997 until 2001. Ms. Johnson received her undergraduate degree from the University of Nebraska and her J.D. from Creighton University School of Law in Omaha, Nebraska.

Mary K. Priolo. Ms. Priolo joined Danka in July 2004, and was appointed Principal Accounting Officer and Assistant Secretary in July 2008. Most recently, Ms. Priolo served as Assistant Controller of the Company. Prior to joining Danka, Ms. Priolo was the Corporate Controller for Coast Dental Services, Inc. from June 2002 to June 2004. Ms. Priolo held various positions, up to and including Assistant Controller of Digital Lightwave, Inc. from December 1994 to March 2002. Ms. Priolo holds Bachelor of Science degrees in Accounting, Management and Human Resource Management from Florida State University and is a Certified Public Accountant in Florida.

Our Articles of Association set the size of our Board of Directors at not less than two persons. Our Board of Directors currently consists of nine members who serve pursuant to our articles of association.

Board of Directors

The Board is the principal decision-making forum for the group. It has overall responsibility for leading and controlling the group and is accountable to shareholders for financial and operational performance. The Board approves group strategy and monitors performance.

Throughout the year, Mr. A. D. Frazier has acted as Chairman and Chief Executive Officer of the company. This is in line with common practice in the United States. This does not comply with A2.1 of the 2006 FRC Code. However, the Board believed that this was appropriate to provide clear leadership of the group at that point in its development. Mr. McKenna was the senior independent director throughout the year and, together with the other non-executive directors, provides sufficient oversight and review of Mr. Frazier’s performance. Responsibility for the development of strategy and operational management was delegated to Mr. A. D. Frazier, the Chairman and Chief Executive Officer.

The Board of Directors meets at regular intervals during the year at which times matters, which have been specifically reserved to the Board, are considered. Information is made available to the Board in a timely manner and in a form and of a quality appropriate to enable it to discharge its duties. All directors participate in discussing strategy and company performance and meetings of the Board are structured to allow open discussion. Members of executive management attend and make regular presentations as appropriate.

Directors have direct access to the company’s advisors at the company’s expense and also to the Company Secretary, who is responsible to the Board for ensuring that Board procedures are followed and, together with the group’s General Counsel, is responsible for ensuring that applicable rules and regulations are complied with. All directors are able, if necessary, to obtain independent professional advice at the company’s expense.

The non-executive directors meet separately to review the performance of the Chairman and the Chief Executive Officer. In the year to 31st March, 2008, the Board as a whole reviewed its own performance by means of discussions at Board meetings when all Board members were present. The Audit Committee conducted an appraisal of its performance during the year using self-assessment questionnaires and will conduct, as necessary, a similar review in the year to 31st March, 2009. In the year to 31st March, 2009, the Board’s review of its own performance will be led by the Chairman and use an approach similar to that adopted by the Audit Committee. The Governance and Compensation Committee considers the performance of individual directors in determining whether or not to recommend to the Board that those directors are proposed for re-election at the Annual General Meeting.

Board Composition and Independence

The Board currently comprises the Chairman and Chief Executive Officer and eight non-executive directors. The Board functions effectively and efficiently. The directors provide the group with the knowledge, mix of skills and experience required. The Board committees contain directors with a variety of relevant skills and experience so that no undue reliance is placed on any one individual.

The non-executive directors combine broad business experience with independent and objective judgement.

As noted above, Mr. A. D. Frazier is Chairman and Chief Executive Officer. Mr. A. D. Frazier is also the Chairman of WolfCreek Broadcasting, Inc. and is on the boards and serves on various committees of Apache Corp and The Pinellas Education Foundation.

In addition to Mr. McKenna (the senior independent director), seven other non-executive directors held office during the year: Dr. Kevin C. Daly, Mr. David J. Downes, Mr. Jaime W. Ellertson, Mr. Christopher B. Harned, Mr. Joseph E. Parzick, Mr. J. Ernest Riddle and Mr. Erik Vonk. The holders of the participating shares, as a single class, are, in general, entitled to appoint two directors to the Board. Since the company has not paid dividends in cash for six successive quarters following December 2004, they are entitled to appoint a further two directors until the time when the company has paid cash dividends on the participating shares for four successive quarters. Messrs. Harned and Parzick were the non-executive directors appointed by the holders of the participating shares during the financial year. Thus, as at the date of approval of this report, the holders of the participating shares have appointed two directors to the Board.

The terms of the company’s Articles of Association state that each sub-committee of the Board is required to include at least one of the directors representing the participating shares, unless this is prohibited by law or the rules or regulations of any securities exchange on which the company’s shares are listed, quoted or traded.

In the opinion of the Board, all of the non-executive directors in office during the year, with the exceptions of the directors appointed by the holders of the participating shares, are regarded as independent. Currently Mr. Harned and Mr. Parzick, the representatives of the participating shareholders at the date of this report, are not regarded as independent.

Appointment, Re-election and Training of Directors

The Board is responsible for the appointment of new directors and the proposing of resolutions for the re-election of directors by shareholders at the Annual General Meeting. The Governance and Compensation Committee is responsible for making recommendations to the Board in relation to new appointments and directors seeking re-election to the Board.

The directors serve for terms of three years, after which they are required to seek re-election by shareholders. All directors must retire both at the first Annual General Meeting which takes place after they reach the age of 70 or after they have served on the Board for nine years and annually thereafter. Directors appointed during the year, except those that are representing the participating shareholders, are required to seek re-election at the first Annual General Meeting following their appointment. The directors representing the participating shareholders are required to seek re-election at a separate meeting of the participating shareholders held on the same day as the Annual General Meeting.

New directors are required to go through an induction process tailored to the director’s specific requirements. This process includes meetings with management. Training is available for new directors as appropriate.

Board Committees

In order to provide effective oversight and leadership, the Board has established Board committees with particular responsibilities. Committee chairmanships and memberships are reviewed on a regular basis.

The Audit and Governance and Compensation Committees each have formal terms of reference approved by the Board, which comply with the 2006 FRC Code and the requirements of Sarbanes-Oxley. These terms of reference can be found on the company’s website at www.dankabusinesssystemsplc.com.

Details of the Audit and Governance and Compensation Committees are discussed below.

The Audit Committee

The remit of the Audit Committee is set out in the Audit Committee Charter originally issued in October 2003 and updated on 17th May, 2005 and 28th January, 2008. The Charter is reviewed by the Committee annually and any changes are recommended to the Board for approval.

All members of the Audit Committee are independent non-executive directors. Mr. Downes, Dr. Daly and Mr. Riddle were members of the Committee throughout the year ended 31st March, 2008. Mr. Downes was chairman of the Committee throughout the year.

The Board is satisfied that at least one member of the Audit Committee has sufficient recent and relevant financial experience.

The Audit Committee is responsible for assisting the Board in discharging its responsibilities and making all relevant disclosures in relation to the financial affairs of the group, the arrangements for accounting, financial reporting and regulatory compliance, the standards of internal financial control and arrangements for internal audit, risk management and the external auditors, Ernst & Young LLP.

The Committee met nine times during the year. The Chief Financial Officer, other members of senior management and representatives of the external auditors attend meetings. The Committee regularly meets the external auditors without executive board members and management present. The Committee also meets in private session with senior representatives in the Internal Audit department.

During the year, the Committee reviewed all annual and quarterly financial reports before their publication. In particular, the Committee discussed significant accounting policies, estimates and judgments that had been applied in preparing these reports and received independent advice from the external auditors. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by United Kingdom and United States regulations.

Sarbanes-Oxley has increased the regulatory requirements for companies whose shares are listed on U.S. stock exchanges. The Committee has monitored the company’s programmes developed in response to the applicable requirements of the Act and in particular its progress in evaluating internal controls as required by rules pursuant to Section 404 of the Act.

The Committee receives periodic reports of matters raised through the hot line set up to allow employees to communicate their concerns.

The Committee also reviews the Internal Audit department’s programme and its effectiveness at its quarterly meetings. It receives regular reports of work undertaken, recommended actions and management’s response to those actions.

Under Sarbanes-Oxley, all services, of whatever nature, provided by the auditors require the pre-approval of the Audit Committee prior to any cost being incurred. All services provided by Ernst & Young LLP were subject to such pre-approval during the year to 31st March, 2008.

In addition to providing audit services, Ernst & Young LLP provided the group with tax advice during the year and assistance in the statutory filings required on the disposal of the U.S. operations although the Committee also determined that other firms of tax advisors should provide the majority of the tax services. The Board of directors does not believe that either the giving of tax advice or the assistance regarding the disposal of the U.S. operations infringed on auditor objectivity or independence in view of the nature of the services provided, the strict controls imposed by Sarbanes-Oxley in relation to the commissioning of these services and the comparative size of the expenditure compared with the cost of audit services. Furthermore, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP, required by International Standards on Auditing (U.K. and Ireland) and the Statement of the United States Independence Standards Board No.1, Independence Discussions With Audit Committees, and has discussed with Ernst & Young LLP the issue of its independence from the company. The results of this review have been communicated to the Board.

The Audit Committee will make recommendations to the Board in relation to the remuneration and terms of engagement of the external auditors and the re-appointment of the external auditors by shareholders at the Annual General Meeting.

The Governance and Compensation Committee

The Governance and Compensation Committee currently consists of five non-executive directors, Dr. Daly, Mr. Ellertson, Mr. McKenna, Mr. Parzick and Mr. Vonk. Mr. Ellertson and Mr. McKenna became members on 7th June, 2007. Mr. Vonk was the chairman of the Committee throughout the year. Not all of the members of the Governance and Compensation Committee are independent as required by the 2006 FRC Code (Section B2.1). Dr. Daly and Messrs. Ellertson, McKenna and Vonk are independent, but Mr. Parzick is not due to his representation of the company’s participating shareholders. The Board believed that it was appropriate that Mr. Parzick should be a member of the Committee in view of the provisions of the company’s Articles of Association referred to above and his independence from management.

The Governance and Compensation Committee is responsible for determining the framework for setting executive remuneration, which is agreed by the Board. On behalf of the Board, the Committee determines the remuneration of the Chairman and Chief Executive Officer, any other executive directors and certain other senior executives in accordance with this framework. It is also responsible for reviewing group remuneration policy, approving bonus payments to executives and approving the award of share options. The main objective of the Committee is to ensure that individuals are remunerated on a basis which is appropriate to their position, experience and value to the group, whilst recognizing that remuneration packages must be set at a level to attract, retain and motivate staff.

The Governance and Compensation Committee met ten times during the year ended 31st March, 2008.

The Governance and Compensation Committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, shareholders or external sources and all self-nominated candidates. The Committee uses the same criteria for evaluating candidates nominated by shareholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. To be considered for membership on the Board, a candidate must meet the following criteria, which are also set forth in the policies of the Board: (a) be of proven integrity with a record of substantial achievement; (b) have demonstrated ability and sound judgment that usually will be based on broad experience; (c) be able and willing to devote the required amount of time to the group’s affairs, including attendance at Board meetings and Board committee meetings; (d) possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programmes; and (e) be committed to building sound, long-term group growth. Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidate. If a candidate continues to be of interest, additional information about her/him is obtained through enquiries to various sources and, if warranted, interviews.

A shareholder may recommend a person as a nominee for director by writing to the Company Secretary. Recommendations must have been received by 9th May, 2008 in order for a candidate to be considered for election at the 2008 Annual General Meeting. As set forth in the company’s Articles of Association, each notice of nomination should contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the company if so elected.

Board of Directors’ Attendance at Annual General Meetings

The Company currently does not have a policy with regard to board members’ attendance at annual meetings of shareholders. One member of the Company’s Board of Directors attended the 2007 Annual General Meeting and acted as Chairman of that meeting. One alternate Director was also in attendance.

Meetings

The number of meetings of the Board and the Audit and Governance and Compensation Committees and individual attendance by Board members is shown below.

	Board	Additional Board meetings (for the allotment of shares and other technical matters)	Audit	Governance and Compensation
Total number of meetings in the year to 31st March, 2008	4	15	9	10
A.D. Frazier	4	8	—	—
W. Andrew McKenna*	4	11	—	5
Kevin C. Daly	4	10	9	2
David J. Downes	4	10	9	—
Jaime W. Ellertson*	4	8	—	5
Christopher B. Harned	4	11	—	—
Joseph E. Parzick	4	8	—	4
J. Ernest Riddle	3	13	9	—
Erik Vonk	3	11	—	7

*	Mr. McKenna and Mr. Ellertson attended all of the five meetings of the Governance and Compensation Committee following their appointments.

Code of Ethics

We adopted a code of ethics for all of our employees’ including our principal executive officers and senior financial officers. The code of ethics is posted on our website at http://www.dankabusinesssystemsplc.com. Any amendments to the code of ethics will also be posted on our website at: http://www.dankabusinesssystemsplc.com within five business days following the date of the amendment in lieu of filing Form 8-K.

Shareholder Communication with the Board of Directors

The Company’s Board of Directors, including a majority of the Company’s independent Directors, has adopted a formal process by which shareholders may communicate with the Board or any of its Directors. Persons interested in communicating with the Directors regarding concerns or issues may address correspondence to a particular Director, or to the Board or to the independent Directors generally, in care of Danka Business Systems PLC, Attention Jean M. Johnson, 111 2nd Avenue NE, Suite 301, St. Petersburg, Florida 33701. If no particular Director is named, letters will be forwarded, as appropriate and depending on the subject matter, to the Chair of the Audit Committee or Governance and Compensation Committee. Shareholders may also contact the Board of Directors, Audit Committee or Governance and Compensation Committee via telephone, electronic mail or the Web, as further described on the Company’s website at: http://www.dankabusinesssystemsplc.com.

Shareholder Litigation

On June 27, 2008, DCML LLC (“DCML”), the beneficial owner of approximately 8.1% of the Company’s outstanding ordinary shares, filed a complaint in the U.S. District Court for the Southern District of New York against the Company, its board of directors, and one of the holders of the Company’s 6.50% senior convertible participating shares (collectively, the “defendants”) alleging that the defendants violated Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 thereunder in connection with the proxy statement and supplement to proxy statement issued by the Company to solicit votes with respect to the sale of Danka Office Imaging Company (“DOIC”), a proposed members voluntary liquidation and related proposals, which were voted on by Danka shareholders at an extraordinary general meeting held on June 27, 2008. The complaint also alleges that the Company’s board of directors breached its fiduciary duties to ordinary shareholders by, among other things, recommending that Danka shareholders vote in favor of the sale of DOIC, the proposed members voluntary liquidation and related proposals. The complaint seeks, among other things, unspecified compensatory damages. On July 9, 2008, the plaintiff filed an amended complaint. On August 22, 2008, Danka and other defendants filed both a motion to dismiss the complaint and a motion for sanctions against DCML pursuant to Federal Rule of Civil Procedure 11. On September 5, 2008, defendant Cypress Merchant Banking Partners II, L.P., filed a motion to dismiss the complaint. On September 24, 2008, DCML filed a response to defendants’ motions to dismiss the complaint and motion for sanctions. Defendants have until October 8, 2008, to file reply briefs in support of their motions. The court has entered an order staying all discovery and other proceedings until the court issues decisions on the pending motions and until further order of the court. The Company believes that such complaint is wholly without merit and was filed for an improper purpose, and intends to defend itself vigorously against these allegations.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of September 22, 2008, information as to the beneficial ownership of our ordinary shares by:

•	each person known to us as having beneficial ownership of more than five percent (5%) of our equity securities;

•	each Director;

•	each “named executive officer” as defined in Item 402(a)(3) of Regulation S-K under the Exchange Act; and

•	all of our Directors and executive officers as a group.

	Shares Beneficially Owned as of September 22, 2008 (2)
Name of Beneficial Owner (1)	Number of Ordinary Shares (8)	ADS Equivalent	Percent
Holdings of greater than 5 percent (5%)
Cypress Associates II LLC (3)	113,203,396	28,300,849	29.6%
Ironwood Investment Management LLC	42,618,236	10,654,559	11.1%
Potomac Capital Management (4)	21,519,432	5,379,858	5.6%
DCML LLC	20,951,080	5,237,770	5.5%
Holdings by Directors, Named Executive Officers and all Directors and Executive Officers as a Group
Kevin C. Daly	197,024	49,256	*
David J. Downes	123,680	30,920	*
Jaime W. Ellertson	193,776	48,444	*
Christopher B. Harned (5)	113,340,812	28,335,203	29.6%
W. Andrew McKenna	197,024	49,256	*
Joseph E. Parzick	77,416	19,354	*
J. Ernest Riddle	217,024	54,256	*
Erik Vonk	150,252	37,563	*
A.D. Frazier (6)	4,206,896	1,051,724	1.1%
Jean Johnson (7)	105,580	26,395	*
All Directors and executive officers as a group (10 persons)	118,809,484	29,702,371	31.1%

(*)	Represents less than one percent (1%) of the Company’s share capital.
(1)	Except for Ms. Johnson, all of the listed individuals are currently Directors.
(2)	Except as otherwise indicated, all ordinary shares and ADSs are held of record with sole voting and investment power.
(3)	Consists of:

•	332,329 convertible participating shares which are convertible, as of September 22, 2008, into 107,591,512 ordinary shares, beneficially owned by Cypress Merchant Banking Partners II L.P.;

•	14,128 convertible participating shares which are convertible, as of September 22, 2008, into 4,573,940 ordinary shares, beneficially owned by Cypress Merchant Banking II C.V.; and

•	3,206 convertible participating shares which are convertible, as of September 22, 2008, into 1,037,944 ordinary shares, beneficially owned by 55th Street Partners II L.P.

Cypress Associates is the managing general partner of Cypress Merchant B II C.V. and the general partner of Cypress Merchant Banking Partners II L.P. and 55th Street Partners II L.P. (collectively the “Cypress Funds”), and has voting and investor power over the shares held or controller by each of these funds. James A. Stern and Jeffrey P. Hughes (each a “Managing Member” of Cypress Associates II LLC), may be deemed to beneficially own these shares. In addition, Christopher Harned and Joseph Parzick are members of the investment committee that exercises voting control over the shares owned by the Cypress Funds. However, each of the foregoing individuals disclaims beneficial ownership. The share and percentage ownership figures are calculated at the conversion rate as of September 22, 2008 of 323.750 ordinary shares for each convertible participating share. The principal business and office address of Cypress Associates II LLC and the Managing Members is 65 East 55th Street, New York, NY 10022.

(4)	Consists of:

•	4,728,496 ordinary shares, beneficially owned by Potomac Capital Management LLC.;

•	6,006,420 ordinary shares, beneficially owned by Potomac Capital Management, Inc.; and

•	10,734,916 ordinary shares, beneficially owned by Paul J. Solit.

(5)	Includes 349,663 convertible participating shares which are convertible, as of September 22, 2008, into 113,203,396 ordinary shares beneficially owned by affiliates of Cypress Associates II LLC. Mr. Harned is a managing Director of The Cypress Group LLC. See note 3 above. Mr. Harned disclaims beneficial ownership of such shares.
(6)	Includes options held by Mr. Frazier to purchase 1,000,000 ADSs, equivalent to 4,000,000 ordinary shares, all of which are currently exercisable; however, the exercise price of all options held by Mr. Frazier is substantially in excess of the market price per ADS at September 22, 2008.
(7)	Includes options held by Ms. Johnson to purchase 20,000 ADSs, equivalent to 80,000 ordinary shares, all of which are currently exercisable; however, the exercise price of all options held by Ms. Johnson is substantially in excess of the market price per ADS at September 22, 2008.
(8)	At September 22, 2008 a total of 259,148,748 ordinary shares were outstanding. Pursuant to the rules of the Securities and Exchange Commission (“SEC”), ordinary shares or ADSs that a person has a right to acquire within 60 days of the date hereof pursuant to the exercise of share options or the conversion of our participating shares are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

On September 22, 2008, The Bank of New York Mellon, as depositary for our ADS program, held 57,715,367 ADSs (each ADS is the equivalent of four ordinary shares) representing approximately 89% of the ordinary shares in issue.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below provides compensation information for the named executive officers during fiscal year 2008.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
A.D. Frazier	2008	568,308	—	43,367	544,504	—	—	1,156,178
Chief Executive Officer	2007	700,000	—	21,386	268,510	—	—	989,895

Edward K. Quibell	2008	325,000	—	—	—	—	—	325,000
Executive Vice President and Chief Financial Officer	2007	325,000	265,325	—	—	—	200,000	790,325

William Troxil	2008	303,846	—	—	—	—	—	303,846
President	2007	274,266	43,500	—	—	—	—	317,766

(1)	Amounts represent discretionary bonuses awarded to the named executive officers by the Governance and Compensation Committee and the Board of Directors. Mr. Quibell’s bonus includes $200,000 relating to the sale of the Company’s European businesses during fiscal year 2007, which was a discretionary bonus awarded to him pursuant to the sale closing.
(2)	Amount represents the compensation expense recognized by the Company during fiscal years 2008 and 2007 for a restricted share award granted to Mr. Frazier, computed in accordance with FASB Statement No. 123(R) “Share-Based Awards” (“FAS 123R”).
(3)	Amount represents the compensation expense recognized by the Company during fiscal years 2008 and 2007 for a share option award granted to Mr. Frazier, computed in accordance with FAS 123R.
(4)	The named executive officers did not earn annual cash incentive compensation for fiscal years 2008 and 2007 because performance targets were not met. For further detail on our annual incentive program, see “Annual and long term incentives” in the Compensation Discussion and Analysis above.
(5)	Amount represents relocation benefit.

Grants of Plan-Based Awards in Fiscal Year 2008

The following table provides additional information concerning grants of plan-based award in fiscal year 2008 to our named executive officers.

Grants of Plan-Based Awards in Fiscal Year 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Stock on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
A.D. Frazier	N/A	—	—	—	—	—	—	—	—
Ed Quibell	N/A	—	—	—	—	—	—	—	—
William Troxil	N/A	—	—	—	—	—	—	—	—

(1)

On June 27, 2008, Danka Business Systems PLC completed the sale of its U.S. operating subsidiary, DOIC. Pursuant to the Stock Purchase Agreement, the Company sold its U.S. operations to Konica Minolta in a sale of all the outstanding capital stock of DOIC for a purchase price of U.S. $240 million in cash, subject to an upward or downward adjustment of U.S. $10 million. As such, no future payouts are expected under non-equity incentive plans.

(2)	No grants of plan based awards were made during fiscal year 2008.

Outstanding Equity Awards Outstanding at End of Fiscal Year 2008

The following table displays outstanding share option awards held by each of the named executive officers at the end of fiscal year 2008.

Outstanding Equity Awards At End of Fiscal Year 2008

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)
A.D. Frazier	333,333	666,667	1.700	11/9/2016	34,483	7,241
Edward K. Quibell	300,000	—	2.150	8/3/2015
William Troxil	15,000	—	5.250	2/19/2009
	15,000	—	8.690	7/13/2009
	15,000	—	1.880	2/8/2012
	10,000	—	3.350	5/28/2012
	15,000	—	3.960	11/29/2012
	5,000	—	4.185	3/13/2013
	7,500	—	3.880	7/2/2013
	7,500	—	3.520	9/14/2014
	40,000	—	3.015	12/1/2014
	40,000	—	1.620	11/28/2015

(1)	Mr. Frazier’s option award and stock award vest equally over three years from grant date (one third after year one, one third after year two and one third after year three).

Option Exercises and Stock Vested

In fiscal year 2008, none of our named executive officers exercised options to purchase shares of our stock. In addition, none of our named executive officers acquired shares upon the vesting of any stock awards during fiscal year 2008.

Compensation of Directors

The following table provides compensation information for each of our Directors. Any Director also serving as an executive officer did not receive any Directors’ fees or stock awards granted in connection with his service as a Director. Compensation payable to the non-executive directors is determined by the Board as a whole and is reviewed annually. The policy of the Board in determining non-executive compensation is to align the interest of the non-executive directors with the Company’s shareholders and to provide for an appropriate level of compensation to recruit and retain non-executive directors of a suitable high calibre for the Company. To this end, the current compensation arrangements for non-executive directors include both cash and equity elements. However, non-executive directors may not hold share options.

Specifically, non-executive directors receive:

•	an annual sum of $30,000 (amended to $60,000 for the year commencing April 1, 2008);

•

an annual grant of restricted shares under the Danka 2002 Outside Director Stock Compensation Plan (“the Plan”) with a fair market value at the date of grant of $30,000 (this arrangement has been terminated for April 1, 2008 onwards);

•

$1,500 for each Board of directors or committee meeting attended in person, together with reimbursement for expenses in connection with such attendance, and $750 for attendance at telephonic board and committee meetings; and

•	if a chairman of a committee of the Board of directors, an additional sum of $500 per committee meeting.

The shares issued under the Plan were granted in one annual installment on the date of the company’s Annual General Meeting or as soon thereafter as permitted by applicable law and regulation. Shares issued under the Plan are “restricted shares” and generally vest on the first anniversary of the date of grant if the recipient is still a director on that date. Vesting is subject to acceleration in certain circumstances, including at the discretion of the Board.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Kevin C. Daly	58,500	1,743	60,243
David J. Downes	63,500	1,743	65,243
Jaime W. Ellertson	51,750	1,743	53,493
A.D. Frazier (2)	—	—	—
Christopher B. Harned	52,500	1,743	54,243
W. Andrew McKenna	60,000	1,743	61,743
Joseph E. Parzick	48,000	1,743	49,743
J. Ernest Riddle	55,500	1,743	57,243
Erik Vonk	59,500	1,743	61,243

(1)	Amount represents the compensation expense recognized by the Company during fiscal year 2008 with respect to the stock awards, computed in accordance with FAS 123R.
(2)	Mr. Frazier does not receive cash fees or stock awards in connection with his service on the Board of Directors. See the Summary Compensation Table above for information relating to his compensation.

Further information relating to the compensation of our Directors is included in the Directors’ Remuneration Report above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2006, the Company entered into an outsourcing agreement with Gevity HR, Inc. for Human Resource services. Erik Vonk, a Director, served as Chairman and Chief Executive Officer of Gevity until October 19, 2007. During fiscal years 2008, 2007 and 2006, the charges for these services were $2.2 million, $2.1 million and $1.5 million, respectively. The Company has determined that Mr. Vonk remains an independent director in accordance with the rules of the SEC and NASDAQ. In addition, A.D. Frazier who was appointed Chief Executive Officer and Chairman of the Board of Directors of the Company on March 15, 2006 was a director of Gevity until May 18, 2006.

DIRECTOR INDEPENDENCE

We continue to maintain compliance with the listing standards of the Nasdaq Capital Market governing the composition of our Board of Directors, including the requirement that a majority of our directors are independent and that only independent directors serve on our Audit Committee and Governance and Compensation Committee. Our Board of Directors consists of 9 members, and our Board of Directors has affirmatively determined that each of the following directors qualifies as independent for Board and committee service: Kevin C. Daly, David J. Downes, Jaime W. Ellertson, Christopher B. Harned, W. Andrew McKenna, Joseph E. Parzick, J. Ernest Riddle and Erik Vonk. A.D. Frazier is not independent as a result of his employment with the Company. Mr. Frazier does not serve on any of our Board committees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of Forms 3, 4, and 5 furnished to Danka or written representations from certain persons that no Forms 5 were required for those persons, we believe that during our 2008 fiscal year, all filing requirements under Section 16(a) of the Exchange Act applicable to our Directors, officers and 10% beneficial owners were timely satisfied.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We understand the need for Ernst & Young LLP (“E&Y”), to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of E&Y, our Audit Committee has restricted the non-audit services that E&Y may provide to us primarily to tax services; merger and acquisition due diligence, audit services and audit-related services. It is also the committee’s goal that the fees which the Company pays E&Y for non-audit services should not exceed the audit fees paid to E&Y, a goal which the Company achieved in 2008.

The Audit Committee has also adopted policies and procedures for pre-approving all audit and non-audit work performed by E&Y. Specifically, the committee has pre-approved the use of E&Y for detailed, specific types of services within the following categories of non-audit services: tax services, employee benefit plan audits, and reviews and procedures that the Company requests E&Y to undertake to provide assurances of accuracy on matters not required by laws or regulations. In each case, the committee has required management to report the specific engagements to the committee on a quarterly basis and to obtain specific pre-approval from the committee for any engagement.

The aggregate fees billed for professional services by E&Y in fiscal years 2008 and 2007 were:

	(in thousands)
	Fiscal Year 2008	Fiscal Year 2007
Audit Fees	$1,838	$3,126
Audit-Related Fees	39	125
Tax Fees (1)	28	4
All Other Fees (2)	363	664

Total	$2,268	$3,919

(1)	This amount includes fees and expenses related to assistance with periodic tax filings; federal, state, local and foreign tax audits; corporate restructuring advice; and other tax related projects.
(2)	This amount includes fees and expense related to services regarding our filings with the Securities and Exchange Commission and United Kingdom Listing Authority relating to the shareholder approval of the sale of our U.S. operations during fiscal year 2008 and out European business during fiscal year 2007.

REPORT OF THE AUDIT COMMITTEE

Our Board of Directors adopted a written charter for our Audit Committee on 29th October, 2003 and adopted the updated and revised charter on 17th May, 2005. A copy of the charter can be found on our website at: http://www.dankabusinesssystemsplc.com.

Our Audit Committee consists of three Directors. Mr. Downes, Mr. Riddle and Dr. Daly are independent Directors for the purposes of the National Association of Securities Dealers’ (“NASD”) listing standards.

Our Audit Committee has reviewed and discussed the audited financial statements for our 2008 fiscal year with management and with Ernst & Young. Specifically, the Audit Committee has discussed with Ernst & Young the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as may be modified or supplemented, which includes, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP, required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. The Audit Committee has considered whether Ernst & Young’s provision of non-audit services to the Company is compatible with maintaining Ernst & Young’s independence. Additionally, the Audit Committee has discussed with Ernst & Young the issue of its independence from the Company.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended 31st March, 2008.

Signed on behalf of the Audit Committee by

David J. Downes (Chairman)

Kevin C. Daly

J. Ernest Riddle

FUTURE SHAREHOLDER PROPOSALS

If a holder of ADSs, a holder of ordinary shares or holder of convertible participating shares desires to present a proposal for action at the annual general meeting to be held in 2009, and the proposal conforms to the rules and regulations of the SEC and is in accordance with other U.S. federal laws and UK law, we must receive the proposal by May 9, 2009 to be included in our proxy statement and proxy for the 2009 annual general meeting. This requirement is without prejudice to the rights under the United Kingdom Companies Act of ordinary shareholders and convertible participating shareholders to propose resolutions that may properly be considered at the 2009 annual general meeting.

Under our Articles of Association, an ordinary shareholder or convertible participating shareholder can present other business at an annual meeting, including the nomination of candidates for director, only if written notice of the business or candidates is received 48 hours before the meeting. There are other procedural requirements in the Articles of Association pertaining to shareholder proposals and director nominations. Any shareholder may obtain a copy of the Articles of Association without charge by writing to us.

OTHER MATTERS

Except as set out in this proxy statement, our board is not aware of any matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the Annual General Meeting including by means of amendment to any resolution, the person named in any proxy submitted by a shareholder may vote as to any such matter as he or she deems fit.

It is important that your shares be represented at the Annual General Meeting, regardless of the number of shares which you hold. Therefore, we urge you to mark, sign, date and return the accompanying proxy card or voting instructional form, as applicable, as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

MISCELLANEOUS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Computershare Services Plc, P.O. Box 82, The Pavilions, Bridgwater Road, Bristol, BS99 7NH, for Ordinary Shares, or, for ADSs, to ADS Depositary, Bank of New York, ADS Division, 101 Barclay Street, New York, NY 10286.

You should rely only on the information contained in this proxy statement to vote on the Resolutions. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 2, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other that date (or as of an earlier date if so indicated in this proxy statement). The mailing of this proxy statement to shareholders creates no implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. To vote your shares, please complete, date, sign and return the enclosed white proxy card (if you are a holder of ordinary shares), pink proxy card (if you are a holder of record of convertible participating shares), voting instructional form (if you are a holder or record of ADSs) or instruction card (if you were forwarded these materials by your broker or nominee) as soon as possible in the appropriate enclosed envelope.

DANKA BUSINESS SYSTEMS PLC

Annual General Meeting

Proxy Form – 6.50% Senior Convertible Participating Shares

I/We: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

(full name(s) in block capital letters please)

of (address) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . .

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

. . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

being (a) shareholder(s) of Danka Business Systems PLC (the “Company”), hereby appoint the Chairman of the Extraordinary General Meeting/or

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

as my/our proxy to vote for me/us on my/our behalf at the Annual General Meeting of the Company to be held at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS at 2.00 p.m. London time on 31 October 2008 and at any adjournment thereof. I/We direct my/our proxy to vote on the following resolutions as I/we have indicated by marking the appropriate box with an ‘X’. If no indication is given, my/our proxy will vote or abstain from voting at his or her discretion and I/we authorise my/our proxy to vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is properly put before the meeting.

Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any instruction, the proxy will vote or abstain as he thinks fit.

	For	Against	Vote Withheld
1. Ordinary Resolution THAT Kevin C. Daly, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.	☐	☐	☐

2. Ordinary Resolution THAT David J. Downes, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.	☐	☐	☐

3. Ordinary Resolution THAT W. Andrew McKenna, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.	☐	☐	☐

4. Ordinary Resolution THAT J. Ernest Riddle, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.	☐	☐	☐

5. Ordinary Resolution

THAT Ernst and Young LLP, Registered Auditors, be and are hereby re-appointed to serve as the Company’s Auditors, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.

	☐	☐	☐

6. Ordinary Resolution THAT the Directors’ Remuneration Report for the year ended 31st March, 2008 be approved.	☐	☐	☐

Signed…………………………………………………………………………………………………………………………………

Dated……………………………………………………………………………………………………………………………… 2008

Notes:
1.	As a member of the Company you are entitled to appoint a proxy to exercise all or any of your rights to attend, speak and vote at a general meeting of the Company. You can only appoint a proxy using the procedures set out in these notes.
2.	To be effective this form must be completed, signed and deposited with the Company’s Registrars, Computershare Services PLC, PO Box 1075, Bristol BS99 3FA not later than 2.00 p.m. London time on 29 October 2008, together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof or a copy certified in accordance with the Powers of Attorney Act 1971.
3.	Members not residing in the UK will need to attach appropriate postage to the reverse of this form to ensure that it is received in time.
4.	Appointment of a proxy does not preclude you from attending the meeting and voting in person. If you have appointed a proxy and attend the meeting in person, your proxy appointment will automatically be terminated.
5.	A proxy does not need to be a member of the Company but must attend the meeting to represent you. To appoint as your proxy a person other than the Chairman of the meeting, insert their full name where indicated above. If you sign and return this proxy form with no name inserted in the box, the Chairman of the meeting will be deemed to be your proxy. Where you appoint as your proxy someone other than the Chairman, you are responsible for ensuring that they attend the meeting and are aware of your voting intentions.
6.	You may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. You may not appoint more than one proxy to exercise rights attached to any one share. To appoint more than one proxy, please contact the Company’s Registrars, Computershare Services PLC, at +44 (0) 870 889 4027 not later than 5.00 p.m. London time on 27 October 2008 for further instructions.
7.	To direct your proxy how to vote on the resolutions mark the appropriate box with an ‘X’. To abstain from voting on a resolution, select the relevant “Vote withheld” box. A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. If no voting indication is given, your proxy will vote or abstain from voting at his or her discretion. Your proxy will vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is put before the meeting.
8.	Where the member is a company, this form must be executed under its common seal or by two directors, or by a director and the secretary, or by an officer or attorney duly authorised by the company.
9.	Any power of attorney or any other authority under which this proxy form is signed (or a duly certified copy of such power or authority) must be included with the proxy form.
10.	In the case of joint holders, any of them can sign and submit a proxy form but where more than one joint holder does so, the form submitted by the senior will be accepted to the exclusion of the others, seniority being determined for these purposes by the order in which the names stand on the Register in respect of each share.
11.	If you submit more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence.
12.	For details of how to change your proxy instructions or revoke your proxy appointment see the notes to the notice of meeting.
13.	You may not use any electronic address.

DANKA BUSINESS SYSTEMS PLC

Annual General Meeting

Proxy Form – Ordinary Shares

I/We:

(full name(s) in block capital letters please)

of (address)

being (a) shareholder(s) of Danka Business Systems PLC (the “Company”), hereby appoint the Chairman of the Annual General Meeting/or as my/our proxy to vote for me/us on my/our behalf at the Annual General Meeting of the Company to be held at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS at 2.00 p.m. London time on 31 October 2008 and at any adjournment thereof. I/We direct my/our proxy to vote on the following resolutions as I/we have indicated by marking the appropriate box with an ‘X’. If no indication is given, my/our proxy will vote or abstain from voting at his or her discretion and I/we authorise my/our proxy to vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is properly put before the meeting.

Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any instruction, the proxy will vote or abstain as he thinks fit.

	For	Against	Vote Withheld
1. Ordinary Resolution THAT Kevin C. Daly, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.	☐	☐	☐
2. Ordinary Resolution THAT David J. Downes, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.	☐	☐	☐
3. Ordinary Resolution THAT W. Andrew McKenna, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.	☐	☐	☐
4. Ordinary Resolution THAT J. Ernest Riddle, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.	☐	☐	☐

5. Ordinary Resolution

THAT Ernst and Young LLP, Registered Auditors, be and are hereby re-appointed to serve as the Company’s Auditors, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.

	☐	☐	☐
6. Ordinary Resolution THAT the Directors’ Remuneration Report for the year ended 31st March, 2008 be approved.	☐	☐	☐

Signed

Dated	2008

Notes:

1.	As a member of the Company you are entitled to appoint a proxy to exercise all or any of your rights to attend, speak and vote at a general meeting of the Company. You can only appoint a proxy using the procedures set out in these notes.
2.	To be effective this form must be completed, signed and deposited with the Company’s Registrars, Computershare Services PLC, PO Box 1075, Bristol BS99 3FA not later than 2.00 p.m. London time on 29 October 2008, together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof or a copy certified in accordance with the Powers of Attorney Act 1971.
3.	Members not residing in the UK will need to attach appropriate postage to the reverse of this form to ensure that it is received in time.
4.	Appointment of a proxy does not preclude you from attending the meeting and voting in person. If you have appointed a proxy and attend the meeting in person, your proxy appointment will automatically be terminated.
5.	A proxy does not need to be a member of the Company but must attend the meeting to represent you. To appoint as your proxy a person other than the Chairman of the meeting, insert their full name where indicated above. If you sign and return this proxy form with no name inserted in the box, the Chairman of the meeting will be deemed to be your proxy. Where you appoint as your proxy someone other than the Chairman, you are responsible for ensuring that they attend the meeting and are aware of your voting intentions.
6.	You may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. You may not appoint more than one proxy to exercise rights attached to any one share. To appoint more than one proxy, please contact the Company’s Registrars, Computershare Services PLC, at +44 (0) 870 889 4027 not later than 5.00 p.m. London time on 27 October 2008 for further instructions.
7.	To direct your proxy how to vote on the resolutions mark the appropriate box with an ‘X’. To abstain from voting on a resolution, select the relevant “Vote withheld” box. A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. If no voting indication is given, your proxy will vote or abstain from voting at his or her discretion. Your proxy will vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is put before the meeting.
8.	Where the member is a company, this form must be executed under its common seal or by two directors, or by a director and the secretary, or by an officer or attorney duly authorised by the company.
9.	Any power of attorney or any other authority under which this proxy form is signed (or a duly certified copy of such power or authority) must be included with the proxy form.
10.	In the case of joint holders, any of them can sign and submit a proxy form but where more than one joint holder does so, the form submitted by the senior will be accepted to the exclusion of the others, seniority being determined for these purposes by the order in which the names stand on the Register in respect of each share.
11.	If you submit more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence.
12.	For details of how to change your proxy instructions or revoke your proxy appointment see the notes to the notice of meeting.
13.	You may not use any electronic address.

DANKA BUSINESS SYSTEMS PLC (the “Company”)

Instructions to THE BANK OF NEW YORK MELLON, as Depositary

(Must be received by 5:00 p.m., New York City time, on October 24, 2008)

The undersigned Owner of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the Deposited Securities represented by such Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on September 22, 2008 at the Annual General Meeting of Danka Business Systems PLC to be held in London, England, on October 31, 2008 in respect of the resolutions specified in the Notice of the Annual General Meeting.

NOTE:

Instructions as to voting on the specified resolutions should be indicated by an “X” in the appropriate box. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions. If the Depositary does not receive instructions from the Owner of American Depositary Receipts, the Depositary shall give discretionary proxy for the shares evidenced by such Receipt to a person designated by the Issuer.

DANKA BUSINESS SYSTEMS PLC

PROXY PROCESSING

P.O. BOX 3549

S HACKSENSACK, NJ 07606-9249

(Continued and to be dated and signed on the reverse side.)

[Reverse]

The Danka Board of Directors recommends that you vote “FOR” Resolutions 1 – 6.
	For	Against	Vote Withheld
1. Ordinary Resolution THAT Kevin C. Daly, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.	☐	☐	☐
	For	Against	Vote Withheld
2. Ordinary Resolution THAT David J. Downes, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.	☐	☐	☐
	For	Against	Vote Withheld
3. Ordinary Resolution THAT W. Andrew McKenna, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.	☐	☐	☐
	For	Against	Vote Withheld
4. Ordinary Resolution THAT J. Ernest Riddle, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company.	☐	☐	☐
	For	Against	Vote Withheld

5. Ordinary Resolution

THAT Ernst and Young LLP, Registered Auditors, be and are hereby re-appointed to serve as the Company’s Auditors, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.

	☐	☐	☐
	For	Against	Vote Withheld
6. Ordinary Resolution THAT the Directors’ Remuneration Report for the year ended 31st March, 2008 be approved.	☐	☐	☐

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